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                                                                    EXHIBIT 23.1

Lazar Levine & Felix LLP

                       Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Consultant Stock Plan of our report dated April 8, 1999, with respect to the financial statements of PTN Media, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission

                          /s/ Lazar Levine & Felix LLP

New York, NY
June 15, 1999